UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2006 (May 15, 2006)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On May 15, 2006, Connecticut Water Service, Inc. and its subsidiary, The Connecticut Water Company (together, the “Company”) appointed Trudie M. Edwards, age 40, as the Company’s Controller and Principal Accounting Officer. Prior to her appointment, Ms. Edwards served as the Company’s Assistant Controller.
     The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Ms. Edwards and any director or other executive officer of the Company, (2) there was no arrangement or understanding between Ms. Edwards and any other person pursuant to which she was appointed as Controller, and (3) there is no transaction between Ms. Edwards and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: May 26, 2006	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President – Finance and Chief Financial Officer